[Letterhead of The Hall Group]

                             EXHIBIT 23.2

                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated August 2, 2011 on the financial statements of Sycamore Enterprises, LLC as of September 30, 2010 and September 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the inclusion of our name under the heading "Experts" in the Form S-1/A Registration Statement filed with the Securities & Exchange Commission.

/s/The Hall Group, CPAs
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The Hall Group, CPAs
Dallas, Texas

August 9, 2011